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                                                                    EXHIBIT 23.1

                         [ERNST & YOUNG LLP LETTERHEAD]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated January 12, 2000 except for Note 11, as to which the date is February 8, 2000, in the Registration Statement on Form S-1 (No. 333-92853) and to the incorporation by reference in this registration statement of such report.

                                        /s/ Ernst & Young LLP

San Diego, California
February 14, 2000